                                                                   EXHIBIT 10.24

                         PROFESSIONAL SERVICES AGREEMENT

This Professional Services Agreement ("Agreement") is entered into by and between GE Medical Services, ("Customer") and Selectica, Inc., a Delaware corporation with principal offices located at 3 West Plumeria Drive, San Jose, CA 95134 ("Selectica") is effective on the date it is signed by both parties ("Effective Date").

In consideration of the mutual promises and upon the terms and conditions set forth below, the parties agree as follows:

1    DEFINITIONS

1.1 "Customer" means the entity specified above who is the final end user, purchaser or licensee of Services and Deliverables under this Agreement.

1.2 "Deliverables" means all works of authorship, whether in hard copy or electronic form, including but not limited to programs, program listings, programming tools, designs, analyses, reports, manuals, supporting materials, test results, recommendations and drawings to be provided by Selectica to Customer pursuant to the terms of this Agreement and any SOW (defined below) issued hereunder.

1.3 "Documentation" means, but is not limited to, any and all data other than Deliverables, whether in hard copy or electronic form, including reports, designs, analyses, computer programs, user manuals and other supporting material, summaries, literature, test results, recommendations or drawings generated by Selectica or its Subcontractor(s) in the course of providing Services under this Agreement and any SOW hereunder, including all work-papers and other materials generated in the course of performance of Services and preparation of Deliverables.

1.4 "Services" means the services provided by Selectica and its subcontractors as defined in a SOW issued under this Agreement.

1.5 "Statement of Work" ("SOW") means the document(s) agreed upon by Selectica and Customer which defines the Services to be performed under this Agreement, and the Deliverables to be provided, in the form of an attachment(s) to this Agreement.

2    SERVICES AND STATEMENT OF WORK

Selectica will make available and manage Services as described in the SOW(s) attached hereto as Schedule A. Services may be provided by Selectica or individuals or organizations employed by or under contract with Selectica. Each SOW will become part of this Agreement by this reference when signed by Selectica and Customer and shall include (a) a detailed description of Selectica's and Customer's respective responsibilities; (b) an estimated performance schedule including milestones, if applicable; (c) specific completion criteria that Selectica is required to meet to fulfill its obligations under the SOW; (d) pricing and payment terms; and (e) identification of Selectica and Customer contacts. A SOW will be deemed to have been accepted upon completion of the completion criteria in the SOW, as evidenced by the execution of a Project Acceptance Form. A SOW may only be amended or modified by a written document signed by authorized representatives of Selectica and Customer, in accordance with the change control procedures set forth therein.

3    DUTIES AND RESPONSIBILITIES

3.1 Data and Information. Customer shall make available in a timely manner at no charge to Selectica all technical data, computer facilities, programs, files, documentation, test data, sample output, or other information and resources reasonably required by Selectica for the performance of the Services. Customer will be responsible for, and assumes the risk of any problems resulting from, the content, accuracy, completeness and consistency of all such data, materials and information supplied by Customer.

3.2 Equipment. Customer shall provide, at no charge to Selectica, office space, services and access to equipment (such as copiers, fax machines, and modems) as Selectica may reasonably require to provide the Services.

3.3 Status Updates. Status updates will be held between Selectica and the Customer's CEO of the joint program plan every 2 to 3 weeks. Reviews will focus on progress to key deliverables.

3.4 Program Manager. Selectica will name and place a Customer approved Program Manager on-site at Customer for the duration of the particular SOW.

4    RELATIONSHIP OF PARTIES

Each party will be and act as an independent contractor and not as an agent or partner of, joint venturer with the other party for any purpose related to this Agreement or the transactions contemplated hereunder, and neither party will by virtue of this Agreement have any right, power or authority to act or create any obligation, expressed or implied, on behalf of the other party.

5    CONFIDENTIALITY

5.1 Both parties acknowledge that, in the course of performing this Agreement, they may obtain information relating to products (such as goods, services, and software) of the other party, or relating to the parties themselves, which is of a confidential and proprietary nature ("Confidential Information"). Confidential Information includes without limitation any and all trade secrets, know how, inventions, techniques, processes, programs, schematics, software source documents, data, algorithms, formulas, computer programs, design documents or information, product strategy and pricing data, design and coding, interfaces with Selectica software, anything provided by Selectica in connection with its support or warranty obligations and any other information marked or identified as Confidential Information at the time of disclosure.

5.2 The parties (including subcontractors) shall at all times, both during the term of this Agreement and for a period of at least five (5) years after its termination (except for software or computer programs, in which case such obligations shall continue) use diligent efforts to keep in trust and confidence all Confidential Information of the other party and shall not use such Confidential Information other than as necessary to carry out its duties under this Agreement, nor shall either party disclose any such Confidential Information to third parties, excluding subcontractors with a need to know, without the other party's prior written consent.

5.3      The obligations of confidentiality shall not apply to information which
(a) has entered the public domain except where such entry is the result of a party's breach of this Agreement; (b) prior to disclosure hereunder was already in the receiving party's possession; (c) subsequent to disclosure hereunder is obtained by the receiving party on a non-confidential basis from a third party who has the right to disclose such information; or (d) was

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Selectica, Inc

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developed by the receiving party without use of the Confidential Information.

5.4 Neither party shall disclose, advertise, or publish the terms and conditions of this Agreement or any SOW without the prior written consent of the other party;

5.5 Neither party grants the other party any rights to use its trademarks, service marks, or other proprietary symbols or designations.

6    OWNERSHIP

6.1 Nothing in this Agreement shall alter or amend the intellectual property licenses provided with the license of any Selectica software products. The following provisions apply only to those further Services, Deliverables and other intellectual property generated in performance of this Agreement, whether or not related to Selectica software products.

6.2 Customer shall own all right, title and interest (including patent rights, copyrights, trade secret rights, mask work rights and all other rights throughout the world) in any inventions, works of authorship, mask works, ideas or information made by Selectica in the course of performance under this Agreement. Customer shall have no ownership of or license to any Developer Stock; provided, however, that Developer expressly agrees to grant Customer any license necessary in order for Customer to use any Deliverable according to Customer's needs. "Developer Stock" means Selectica's preexisting software, code, development tools and routines as well as derivatives and modifications thereof, as well as any idea, invention, work or information created by Selectica which has general applicability apart from the Services or Deliverables, but only to the extent that such invention or work does not include any intellectual property otherwise owned by Customer.

6.3 These intellectual property rights and proprietary rights may include, but are not limited to, all current and future worldwide patents and other patent rights, copyrights, trade secrets, trademarks, inventions, mask work rights, programs, program listings, procedures, programming tools, documentation, reports and drawings, and the related documentation or tangible expression thereof.

6.4 Selectica grants Customer a non-exclusive right to use, reproduce, copy, display, modify, extend and/or create derivative works from the Services and Deliverables, including any Developer Stock contained therein (but only in conjunction with the application of software licensed by Selectica or Customer's use of any Deliverable) as necessary in the conduct of Customer's own business.

6.5 This license for the Developer Stock is perpetual provided Customer is not otherwise in breach of this agreement.

6.6 This grant of rights does not include the right to sublicense and is non-transferable.

6.7 Selectica shall own all right, title and interest in all intellectual property in the Developer Stock as provided to Customer pursuant to this Agreement or any SOW issued hereunder.

6.8 Nothing in this Agreement shall be construed as to preclude Selectica from developing, using, marketing or otherwise exploiting software programs or other materials that may be competitive with that prepared for Customer hereunder, irrespective of whether such programs are similar or related to the programs developed under this Agreement.

7    FEES AND PAYMENTS

7.1 Fees. Customer shall pay Selectica for the Services in accordance with Schedule A attached hereto. All payments for fees and expenses must be made within thirty (30) days of the date the invoice is received.

7.2 Expenses. GEMS shall reimburse Contractor for all materials and travel expenses incurred by Contractor personnel for expenditures identified on the Schedule or which both parties agree are required to perform this Agreement. All expense charges shall be based on actual out-of-pocket expenses. No "service" charge shall be applied. Copies of all original receipts shall be provided by Contractor. When GEMS's corporate discounts are available and are to be used, GEMS shall notify Contractor.Expenses incurred shall conform to GEMS's standard guidelines:

               (i) Airline Travel: Actual costs of the fare shall be charged. Coach fare shall be used within the constraints of project timelines and the requests of GEMS. No first class travel shall be used unless explicitly requested by GEMS. Cost of ground transportation, parking, etc. for airline travel is charged at actual incurred cost including any reasonable gratuities. Contractor shall schedule airline travel fourteen (14) days in advance, unless otherwise specified in the Schedule.

               (ii) Auto Expenses: The current IRS mileage standard per mile shall be charged plus any tolls. If the parties agree to arrange for a rental car as specified in the Schedule, actual costs shall be charged.

               (iii) Lodging: Standard, single room rates shall be charged, not to exceed the GEMS negotiated rate per day unless otherwise authorized by GEMS.

               (iv) Meals and incidentals: Actual out-of-pocket expenses shall be charged including any reasonable gratuities. Daily meals shall not exceed $30 per day unless otherwise authorized by GEMS.

7.3 Taxes. Customer agrees to pay or reimburse Selectica for all federal, state, dominion, provincial or local sales taxes, fees or duties arising out of this Agreement or the transaction contemplated by this Agreement (other than taxes on the net income of Selectica).

7.4 Invoices. If Customer's procedures require that an invoice be submitted against a purchase order before payment can be made, Customer will be responsible for issuing such purchase order and delivering the same to Selectica at the time each applicable SOW is entered into.

8    CUSTOMER SECURITY REGULATIONS/WORK POLICY

Customer shall provide to Selectica, and Selectica shall ensure that its personnel or subcontractors make commercially reasonable efforts to comply with Customer's security regulations in their activities at Customer sites or in connection with Customer systems. Unless otherwise agreed to by both parties, Selectica's personnel (including its subcontractors) will observe the working hours, working rules, and holiday schedules of Customer while working on Customer's premises.

9    DISCLAIMER

9.1 NOTHING IN THIS AGREEMENT SHALL AFFECT THE WARRANTIES PROVIDED WITH ANY HARDWARE PURCHASED OR SOFTWARE LICENSED BY CUSTOMER UNDER SEPARATE AGREEMENTS. SELECTICA WARRANTS THAT ALL SERVICES RENDERED PURSUANT TO THIS AGREEMENT WILL BE PERFORMED IN PROFESSIONAL MANNER CONSISTENT WITH INDUSTRY PRACTICES. ANY

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Selectica, Inc

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AND ALL SERVICES AND DELIVERABLES PROVIDED HEREUNDER SHALL SUBSTANTIALLY CONFORM
TO THE APPLICABLE SOW.

9.2 EXCEPT AS SPECIFIED IN THIS AGREEMENT, ALL EXPRESS OR IMPLIED CONDITIONS, REPRESENTATIONS, AND WARRANTIES INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, SATISFACTORY QUALITY, AGAINST INFRINGEMENT OR ARISING FROM A COURSE OF DEALING, USAGE, OR TRADE PRACTICE, ARE HEREBY EXCLUDED TO THE EXTENT ALLOWED BY APPLICABLE LAW. CUSTOMER'S SOLE AND EXCLUSIVE REMEDY FOR BREACH OF THIS WARRANTY SHALL BE RE-PERFORMANCE OR TERMINATION OF THE SOW AT SELECTICA'S OPTION. THIS DISCLAIMER AND EXCLUSION SHALL APPLY EVEN IF THE EXPRESS WARRANTY SET FORTH ABOVE FAILS OF ITS ESSENTIAL PURPOSE.

10   PERSONAL INJURY AND TANGIBLE AND PERSONAL PROPERTY INDEMNIFICATION

10.1 Each party shall defend and indemnify the other party from and against any damages, losses, or expenses (including, without limitation, reasonable attorneys' fees), incurred as a result of any third party claims to the extent based on a claim that the sole negligence of the indemnifying party's employees or agents directly caused death, bodily injury or damage to tangible personal property.

10.2 The indemnifying party's obligation to defend and indemnify is subject to the indemnifying party being notified in writing of the third party proceeding or action and given full authority, information and assistance for defense of such claim.

11   INDEMNITIES

11.1 Selectica hereby indemnifies and holds harmless Customer and its affiliates, successors, assigns, shareholders, directors, officers, employees, attorneys and agents (collectively the "Indemnified Parties") from and against any and all losses resulting from unauthorized use or disclosure of Confidential Information by Selectica, its employees, or other parties to which Selectica provided Confidential Information in breach of this Agreement.

11.2 Selectica shall defend, indemnify and hold harmless the Indemnified Parties from and against the losses, damages, costs and expenses (including, without limitation, the Indemnified Parties' reasonable attorneys' fees and other costs of legal defense, whether direct or indirect) associated with any and all claims, demands, suits, proceedings or judgments arising out of (i) breach of any Selectica's representations and warranties hereunder; or (ii) the infringement of third party intellectual property rights; (iii) any acts or omissions of Selectica or any of its directors, officers, employees, or agents, including the following (a) negligence or other tortious conduct, (b) representations or statements not specifically hereby authorized by Customer or as otherwise authorized in writing, or (c) knowing violation by Selectica (or any of its directors, officers, employees or agents) of any applicable law, regulation or order.

11.3 Regarding Section 11.2 Customer agrees Selectica shall be notified in writing within fifteen (15) days by Customer of any notice of any such claim; and Selectica shall be responsible for undertaking the defense of any action on such claim and for all negotiations for its settlement or compromise, but Selectica shall allow CUSTOMER to provide constructive input with respect to such defense and negotiations. If Selectica does not provide a reasonable defense to any action, Customer may at its option assume and undertake the defense. Selectica will reimburse Customer for any expenses from such claim within sixty (60) days after being incurred.

11

12   LIMITATION OF LIABILITY

NOTWITHSTANDING ANYTHING ELSE HEREIN, ALL LIABILITY OF SELECTICA AND/OR SUPPLIERS AND/OR SUBCONTRACTORS UNDER THIS AGREEMENT OR ANY SOW HEREUNDER SHALL BE LIMITED TO MONEY PAID BY CUSTOMER TO SELECTICA UNDER THE SOW WHICH IS THE SOURCE OF THE LIABILITY. ALL LIABILITY UNDER THIS AGREEMENT IS CUMULATIVE AND NOT PER INCIDENT.

13   CONSEQUENTIAL DAMAGES WAIVER

IN NO EVENT SHALL EITHER PARTY OR ITS SUPPLIERS OR SUBCONTRACTORS BE LIABLE UNDER THIS AGREEMENT FOR (A) ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOST PROFITS, LOST DATA, OR ANY OTHER INDIRECT DAMAGES EVEN IF SELECTICA OR ITS SUPPLIERS OR SUBCONTRACTORS HAVE BEEN INFORMED OF THE POSSIBILITY THEREOF, OR
(B) ANY COSTS OR EXPENSES FOR THE PROCUREMENT OF SUBSTITUTE EQUIPMENT OR
SERVICES.

14   INJUNCTIVE RELIEF

Unauthorized use of Confidential Information, Deliverables, Documentation, or any information contained therein will diminish the value to each party of its trade secrets or proprietary information. Therefore, if either party breaches any of its confidentiality or other obligations hereunder, the other party shall be entitled such equitable relief as may be determined appropriate under the circumstances by a court or tribunal of competent jurisdiction to protect such party's interests therein, including but not limited to injunctive relief, in addition to any monetary damages to which it may be entitled.

15   TERM AND TERMINATION

15.1 Term. This Agreement will take effect on the Effective Date and will remain in effect until terminated in accordance with this Section 15.

15.2 Failure by either party to comply with any material term or condition under this Agreement or a SOW issued hereunder shall entitle the other party to give the party in default written notice requiring it to cure such default. If the party in default has not cured such default within thirty (30) days of receipt of notice, the notifying party shall be entitled, in addition to any other rights it may have, to terminate this Agreement (and all SOWs issued hereunder) and/or the individual SOW by giving notice effective immediately.

15.3 The right of either party to terminate this Agreement and/or a SOW shall not be affected in any way by its waiver of or failure to take action with respect to any previous default.

15.4 Notice shall be sent to the name and address specified for receipt of Notices under this Agreement, and shall be deemed received three days after it is sent by U.S. mail or any commercial package delivery service.

15.5 This Agreement or an individual SOW may be terminated immediately by either party through written notice under any of the following conditions: (a) either party ceases to carry on business as a going concern, either party becomes the object of the institution of voluntary or involuntary proceedings in bankruptcy or liquidation, or a receiver is appointed with respect to a substantial part of its assets, (b) either party assigns (by operation of law or otherwise) or transfers any of the rights or responsibilities granted under this Agreement, without the prior written consent of the other party, except as permitted under this Agreement.

15.6 Notwithstanding the foregoing, this Agreement and/or any SOW hereunder may be terminated immediately by Selectica in

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Selectica, Inc

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the event of Customer's breach of Section 6, Ownership, Section 5,
Confidentiality, or Section 16, Export Control or in the event of a sale of all or substantially all of Customer's assets, or transfer of a controlling interest in Customer to an unaffiliated third party.

15.7 Upon termination of this Agreement and/or any SOWs, Customer shall pay Selectica for all work performed under the affected SOW(s) up to the effective date of termination at the agreed upon prices, fees and expense reimbursement rates set forth in the relevant SOW(s). In addition Customer agrees, within ten
(10) days after termination, to deliver to Selectica at Selectica's discretion either: (i) the original and all copies of the Deliverables and related materials received by Customer in connection with the terminated work for which Selectica has not been paid in the course of performance; or (ii) a certificate certifying that Customer has destroyed the original and all copies of such Deliverables and related materials.

15.8 The rights and remedies of each party provided in this Section 14 shall not be exclusive and are in addition to all other rights and remedies provided at law, in equity or otherwise under this Agreement or SOWs hereunder.

15.9     Sections 5, 6, 7, 9, 10, 11, 12, 13, 16, 19 and 21 of this Agreement and any accrued rights to payment shall survive termination, regardless of the reason for termination.

16   EXPORT CONTROL

16.1 Customer acknowledges that the products, technical data, Services, Deliverables, Documentation, and other Confidential Information that may be supplied or created by Selectica or its subcontractor(s) hereunder are subject to export controls under the laws and regulations of the United States, including the Export Administration Regulations. Customer shall comply with such United States export control laws and regulations applicable to all such products, technical data Services, Deliverables, Documentation, and Confidential Information (including Software and processes) and, without limiting the generality of this Section 16, agrees to obtain all licenses, permits or approvals required by any government. Selectica and Customer each agree to provide the other such information and assistance as may reasonably be required by the other in connection with securing such licenses, approvals, and permits, and to take timely action to obtain all required import and export documents.

16.2 Customer hereby certifies that none of the products, technical data, Services, Deliverables, Documentation, and other Confidential Information that may be supplied or created by Selectica or its subcontractor(s) under this Agreement or a SOW hereunder will be sold or otherwise transferred to a US embargoed destination, or made available for use by or for, any military end-user, or in any military end-use located in or operating under the authority of any country identified in Country Group D1 under Supplement No. 1 to Part 740 of the EAR (The current restricted lists are available on Selectica Connection Online) without a U.S. license.

16.3 Customer also certifies that none of the products, technical data, Services, Deliverables, Documentation, and other Confidential Information that may be supplied or created by Selectica or its subcontractor(s) under this Agreement or a SOW will be sold or otherwise transferred to, or made available for use by or for, any entity that is engaged in the design, development, production, stockpiling or use of nuclear, biological or chemical weapons or missiles.

16.4 Customer's obligations under this Section 16 shall survive the expiration or termination of this Agreement for any reason whatsoever.

17   ASSIGNMENT

17.1 Neither party may assign (directly, by operation of law or otherwise) this Agreement or any of its rights under this Agreement without the prior written consent of the other party except that Customer may assign all, but not part, of this Agreement and the Software and Documentation then in its possession or control to the successor of Customer in a merger or other similar corporate reorganization outside of the course of Customer's normal business operations or to the purchaser of substantially all of Customer's assets, provided such successor or purchaser agrees in writing to comply with the terms of this Agreement. Subject to the foregoing, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties and their respective successors and assigns.

18   NOTICE

18.1 All notices required or permitted under this Agreement will be in writing and will be deemed received when (a) delivered personally; (b) when sent by confirmed telex or facsimile (followed by the actual document in air mail/air courier); (c) three (3) days after having been sent by registered or certified mail, return receipt requested, postage prepaid (or six (6) days for international mail); or (d) one (1) day after deposit with a commercial express courier specifying next day delivery or, for international courier packages, two
(2) days after deposit with a commercial express courier specifying 2-day delivery, with written verification of receipt.

18.2 All communications will be sent to the persons identified below at the addresses set forth on the signature page of this Agreement or to such other address as may be designated by a party by giving written notice to the other party pursuant to this paragraph.

If to Selectica: GENERAL COUNSEL
                 SELECTICA, INC.,
                 3 WEST PLUMERIA DRIVE
                 SAN JOSE, CA 95134

If to Customer: [PERSON/TITLE]
                [COMPANY NAME]
                [ADDRESS]
                [ADDRESS]

19   FORCE MAJEURE

Either party to this Agreement shall be excused from any delay or failure in performance hereunder, except the payment of fees by Customer to Selectica, caused by reason of occurrence or contingency beyond its reasonable control, including without limitation acts of God, earthquake, labor disputes and strikes, riots, war or governmental requirements.

20   SOLICITATION OF EMPLOYEES

Unless otherwise approved in writing, for the term of this Agreement and twelve months beyond, neither party will offer employment to any employee of the other party or contract with, either individually or through a third party, any current or former employee of the other party including affiliated companies under common ownership who was involved with the services provided under this Agreement.

21   MISCELLANEOUS

21.1 Waivers and Modifications. The failure of either party to enforce its rights under this Agreement at any time for any period shall not be construed as a waiver of such rights. No changes or modifications to or waivers of any provisions of this Agreement shall be effective unless evidenced in writing and signed by both parties.

21.2 Severability. In the event that any provision of this Agreement shall be determined to be illegal or unenforceable, such

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provision will be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

21.3 Governing Law and Dispute Resolution. This Agreement shall be governed by and interpreted, construed, and enforced in accordance with the internal laws of the State of New York, without regard to conflict of law provisions thereof. Any dispute, controversy or claim relating to this Agreement (a "Dispute") will be resolved first through good faith negotiations between us. If the parties are unable to resolve the Dispute, either party may submit the Dispute for resolution by mediation pursuant to the Center for Public Resources Model Procedure for Mediation of Business Disputes as then in effect. The mediation shall be conducted in New York City. Mediation will continue for at least thirty
(30) days unless the mediator chooses to withdraw sooner. At the request of either party, the mediator will be asked to provide an evaluation of the Dispute and the parties' relative positions. Each party shall bear its own costs of mediation effort. If the Dispute cannot be resolved through mediation, either party may commence an action to resolve the Dispute in the Commercial Division of the New York State court in New York County, it being agreed that the parties submit to the jurisdiction of that court. THE PARTIES EXPRESSLY WAIVE AND FOREGO ANY RIGHT TO TRIAL BY JURY.

21.4 Headings. Headings herein are for convenience of reference only and shall in no way affect the interpretation of the Agreement.

21.5 Entire Agreement. This Agreement, including all Schedules hereto, supersedes all proposals, oral or written, all negotiations, conversations, discussions or agreements between or among the parties relating to the subject matter of this Agreement and all past dealing or industry custom. No employee, agent, representative, or affiliate of Selectica has authority to bind Selectica to any oral representations or warranty concerning the Software or the Services.

21.6 Services. Any written representation or warranty not expressly contained in this Agreement will not be enforceable. Unless another level of effort is specified, the parties shall use reasonable commercial efforts to fulfill the obligations set forth herein.

21.7 Insurance. Selectica agrees to maintain such public liability insurance (including without limitation workers compensation, employer's liability, comprehensive general liability, product liability and property damage insurance) as will adequately protect Customer in the event of any liability arising under this Agreement and, upon Customer's request, Selectica will provide Customer with evidence of such insurance.

21.8 Publicity. Except as otherwise expressly provided, Selectica may not, without Customer's prior written consent, advertise or publish the fact that the Customer have contracted to purchase goods or services from Selectica, disclose information relating to this Agreement, or use Customer's name or trademarks, or the names or trademarks of any of Customer's affiliates or customers.

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Selectica, Inc

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IN WITNESS WHEREOF, the parties by their authorized representatives have executed this Agreement as follows:

SELECTICA, INC. ("SELECTICA")

     /s/  David S. Batt
By: ______________________________________________________

                          David S. Batt
(Typed or Printed Name):__________________________________

        Executive Vice President
Title: ___________________________________________________

        6/28/2002
Date: ____________________________________________________

GE MEDICAL SYSTEMS ("CUSTOMER")

       /s/  Mitchell J. Habib
By: ______________________________________________________

                         Mitchell J. Habib
(Typed or Printed Name):__________________________________

        e Business GM
Title: ___________________________________________________

        6/28/2002
Date: ____________________________________________________

       /s/  Laura G. King
By: ______________________________________________________

                         Laura G. King
(Typed or Printed Name):__________________________________

        GM Sourcing
Title: ___________________________________________________

        6/28/2002
Date: ____________________________________________________





                                   SCHEDULE A

                         FEES FOR PROFESSIONAL SERVICES

1.       Professional Services Fees for Statement of Work #1:

         According to the requirements in Statement of Work #1 attached hereto, professional services will be provided by the Company over an estimated period of fifteen months commencing on July 1, 2002. The professional services will be performed for a fixed fee of $3,200,000.

         Payments shall only be due upon a signed Acceptance by Customer according to the Acceptance Criteria for each Deliverable contained in the Statement of Work.

         The payment schedule for Professional Services Fees shall be as follows:

----------------------------------------------------------------------
              PAYMENT DATE                           AMOUNT OF PAYMENT
----------------------------------------------------------------------
               MILESTONE 1                              $  640,000
          (CONTRACT EXECUTION)
        (ESTIMATED JULY 1, 2002)
----------------------------------------------------------------------
ACCEPTANCE OF DELIVERABLE AT MILESTONE 2                $  640,000
       (ESTIMATED OCTOBER 1, 2002)
----------------------------------------------------------------------
ACCEPTANCE OF DELIVERABLE AT MILESTONE 3                $  640,000
       (ESTIMATED JANUARY 1, 2003)
----------------------------------------------------------------------
ACCEPTANCE OF DELIVERABLE AT MILESTONE 4                $  640,000
        (ESTIMATED APRIL 1, 2003)
----------------------------------------------------------------------
     ACCEPTANCE OF FINAL DELIVERABLE                    $  640,000
(ESTIMATED JULY 1, 2003, UPON COMPLETION)
----------------------------------------------------------------------
                  TOTAL                                 $3,200,000
----------------------------------------------------------------------

2.       Expenses:

         Expenses for Statement of Work #1 are additional to Professional Services fees and are subject to the following guidelines:

         (i) Airline Travel: Actual costs of the fare shall be charged. Coach fare shall be used within the constraints of project timelines and the requests of GEMS. No first class travel shall be used unless explicitly requested by GEMS. Cost of ground transportation, parking, etc. for airline travel is charged at actual incurred cost including any reasonable gratuities. Contractor shall schedule airline travel fourteen (14) days in advance, unless otherwise specified in the Schedule.

         (ii) Auto Expenses: The current IRS mileage standard per mile shall be charged plus any tolls. If the parties agree to arrange for a rental car as specified in the Schedule, actual costs shall be charged.

         (iii) Lodging: Standard, single room rates shall be charged, not to exceed the GEMS negotiated rate per day unless otherwise authorized by GEMS.

         (iv) Meals and incidentals: Actual out-of-pocket expenses shall be charged including any reasonable gratuities. Daily meals shall not exceed $30 per day unless otherwise authorized by GEMS.

Professional Services Agreement                                      Page 6 of 7
Selectica, Inc



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                                                                (SELECTICA LOGO)

[PROJECT] CHANGE ACCEPTANCE REQUEST

Professional Services Agreement                                      Page 7 of 7
Selectica, Inc